Exhibit 99.1

NEWS RELEASE – For Immediate Release

Corporate Contact	Investor Relations

MTS Medication Technologies, Inc.	Porter, LeVay & Rose, Inc.
Michael P. Conroy, CFO	Michael Porter, Investor Relations
Phone: 727-576-6311, Ext. 464	Phone: 212-564-4700
Fax: 727-573-1100	Fax: 212-244-3075
ir@mts-mt.com	plrmail@plrinvest.com

MTS ANNOUNCES STATUS OF ONDEMAND® MACHINE CONTRACT, REVISES FISCAL YEAR 2008 FINANCIAL PERFORMANCE EXPECTATIONS AND PROVIDES FISCAL YEAR 2009 OUTLOOK

ST.     PETERSBURG, Fla. – May 2, 2008 – MTS Medication Technologies, Inc. (“MTS”) (AMEX:MPP) today announced that shipments of OnDemand machines to its largest customer, pursuant to an agreement entered into in May 2007, had resumed in March 2008, and there are currently 13 machines that have been delivered to various locations throughout the country. The customer recently acknowledged the acceptance of the first OnDemand Express II™ upon the equipment meeting its performance specifications.

In December, the Company suspended deliveries of OnDemand machines under the agreement so that resources could be dedicated to development and training in order to demonstrate production performance of both the Express II and AccuFlex™ machines previously installed.

Todd E. Siegel, MTS President and C.E.O., says, “We are very encouraged by the fact that Omnicare has now accepted the first machine. Although the process of installing, debugging, training and working with our customer to achieve mutually agreeable performance criteria for our OnDemand machines has taken longer than we had anticipated, we believe that the acceptance of the first machine will lead to acceptance of the others at a more rapid pace. We are continuing to deliver machines, dedicate significant resources and work cooperatively with our customer to achieve the results we expected when we initiated our agreement for the sale of 24 OnDemand systems.

“We believe Omnicare is committed to this project, and their actions and comments reinforce this belief. We have made great progress with our technology and demonstrated that the system can meet, and at times exceed, the performance specifications in the agreement. The first system installed required significant software enhancements and an extended hardware debug period. We identified and implemented certain improvements and are now delivering these improvements to all machines in the field.”

In February 2008, the Company also announced that its financial results for the fiscal year that ended on March 31, 2008 would be affected by, among other things, the revenue and gross profit associated with OnDemand machines delivered to its largest customer. As a result of the fact that no revenue or gross profit associated with these machines will be recorded for the fiscal year ended on March 31, 2008, as well as other factors, the financial results that the Company previously anticipated will not be achieved. Revenue and earnings per diluted common share for the fiscal year ended March 31, 2008 are now expected to be approximately $57.8 million and $0.30 — $0.32, respectively. Some of the other factors that have contributed to these revised expectations involve lower than anticipated revenue and gross profit associated with other OnDemand machine sales, the timing of orders for consumable products from wholesalers and certain unusual product quality issues related to consumable products sold in Europe.

Looking forward to fiscal year 2009, the core business serving the long-term care market in the U.S. is estimated to grow approximately 9 percent. This growth is primarily the result of the demographics in the U.S., with an aging population and resultant increase in the amount of medication dispensed to residents of skilled nursing and assisted living facilities.

Continued double digit growth in Europe, primarily fueled by more penetration of the long-term care and community pharmacy markets in the U.K., Germany and France is expected, and overall European revenue is anticipated to increase by 25 — 35 percent as that penetration continues and automation products are introduced. In addition, the top line should benefit from approximately $14 million of revenue associated with the Omnicare OnDemand contract.

Overall gross profit margins are expected to decline in fiscal year 2009 because of the effect that the Omnicare OnDemand contract will have, although gross margins on consumable products are expected to remain stable in fiscal year 2009 versus fiscal year 2008. As investment in automation products, retail pharmacy and nutritional supplements markets continue, SG&A costs will rise.

As a result of the above, earnings per diluted common share are anticipated to increase in fiscal year 2009 by approximately 25 — 35 percent. However, new initiatives in the retail pharmacy market, as well as the launch of the MedTimes system, may begin to provide a benefit toward the end of this fiscal year and potentially provide additional incremental revenue and net income.

Siegel concludes, “Although our financial results for the fourth quarter were impacted by delays in acceptance of OnDemand machines and certain other events, we want to reassure stockholders that our business is healthy and fundamentally sound. The timing of the recognition of revenue and gross profit from the Omnicare contract has been delayed, but we anticipate completing all the installations by the end of our third quarter. In addition, consumable products continue to contribute very stable product margins.”

The Company expects to release the results of operations for the fourth quarter and fiscal year that ended on March 31, 2008 during the week ending June 27, 2008.

About MTS

Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves approximately 8,000 pharmacies worldwide.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. In particular, all statements regarding the future acceptance of OnDemand machines are forward-looking statements.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. Statements in the Press Release describe factors, among others, that could contribute to or cause such differences. Other factors that could contribute to or cause such /differences include, but are not limited to, unanticipated increases in operating costs, labor disputes, customer rejection of any installed OnDemand machine, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, hurricanes and other natural disasters, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

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